EXHIBIT 99.1

Duos Technologies Group Closes $55M Registered Direct Offering

JACKSONVILLE, FL / Globe Newswire / June 17, 2026 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT) a leading provider of adaptive, modular, and scalable Edge Data Center (“EDC”) solutions, today announced an underwritten registered direct offering of 2,000,000 shares of common stock and 3,800,000 pre-funded warrants at a price of $9.50 per share or warrant for total gross proceeds of approximately $55 million, before deducting underwriting discounts, commissions, and offering expenses.

The registered direct offering was completed by a single large institutional investor, to support the Company's continued growth plans. The net proceeds from the offering will be used to expand, accelerate, and further commercialize the Company’s Edge Data Center business and for working capital and general corporate purposes.

TD Cowen acted as lead bookrunner on the transaction. Cantor acted as joint bookrunner on the transaction.

The public offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-293372) filed with the Securities and Exchange Commission (“SEC”) on February 11, 2026, and declared effective by the SEC on February 12, 2026. The public offering was made only by means of a final prospectus supplement and the accompanying base prospectus that form a part of the registration statement. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering may be accessed for free on the SEC’s website at www.sec.gov or obtained by contacting TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com ..

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, is focused on providing and managing modular data center colocation facilities and infrastructure solutions. Through its wholly owned subsidiaries Duos Edge AI, Inc., and Duos Technology Solutions, Inc., the Company delivers high function computing infrastructure at the “Edge” designed to support high power computing facilities suitable for AI and Enterprise Computing. Duos is strategically focused on scaling its edge data center platforms in conjunction with its data center infrastructure solutions business. It provides manufacturer-agnostic sourcing and fulfillment services to support efficient deployment of data centers and IT environments. Together, these platforms position the Company to address the growing demand for distributed digital infrastructure, while continuing to support legacy applications in Tier 3 and Tier 4 markets.
For more information, visit www.duostech.com and www.duosedge.ai.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our expectations regarding the completion, terms, size, and timing of the public offering, and with respect to granting the underwriters a 30-day option to purchase additional shares, in addition to our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Media contact

DUOT@duostech.com

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